SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  January 15, 1996


                UNITED SECURITY BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)


       Alabama               0-14549             63-0843362
(State or other jurisdiction(Commission File No.)(IRS Employer
  of incorporation)                          Identification No.)


131 West Front Street
 Post Office Box 249
Thomasville, Alabama                                36784
(Address of principal                            (Zip Code)
 executive offices)



Registrant's telephone number, including area code:  (334) 636-5424

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     Item 5.   Other Events.

     On January 15, 1996, United Security Bancshares, Inc., an Alabama corporation (the"Registrant"), entered into an Agreement and Plan of Share Exchange (the "Share Exchange Agreement") with Brent Banking Company, an Alabama banking corporation (the "Bank"), pursuant to which each share of the issued and outstanding capital stock of Brent will be acquired by the Registrant in exchange for $1,762.50 per share (the "Share Exchange"). As of September 30, 1995, the Registrant had total assets of $199,017,327, total shareholders' equity of $24,163,004 and 2,137,960 shares of common stock outstanding. For the nine months ended September 30, 1995, the Registrant had net income of $2,634,235. At September 30, 1995, the Bank had total assets of $37,750,000, total shareholders' equity of $6,062,000 and 4,000 shares of common stock outstanding. For the nine months ended September 30, 1995, the Bank reported net income of $377,000.

     The Registrant anticipates accounting for the transaction as a purchase. Consummation of the transaction is subject to, among other things, approval of the shareholders of the Bank and approval by applicable regulatory authorities. The Share Exchange Agreement is attached as Exhibit 1 hereto and its terms are incorporated herein by reference.

     A copy of the Press Release, dated January 16, 1996, issued by the Registrant relating to the Share Exchange Agreement, is attached as Exhibit 2 hereto and is incorporated herein by reference.

     Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

     Exhibit 1.Agreement and Plan of Share Exchange, dated as of January 15, 1996, by and between United Security Bancshares, Inc. and Brent Banking Company.

     Exhibit 2.Press Release, dated January 16, 1996.

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               UNITED SECURITY BANCSHARES, INC.


Date:  January 26, 1996    By:
                                    Jack M. Wainwright, III
                           Its President and Chief Executive Officer